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      As filed with the Securities and Exchange Commission on May 9, 1997


                                                       Registration No. 333-3248
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   __________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           VECTRA BANKING CORPORATION
             (Exact name of registrant as specified in its charter)

         COLORADO                               6022                         84-1087703
(State or other jurisdiction of      (Primary standard industrial         (I.R.S. Employer
incorporation or organization)        classification code number)        Identification No.)
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                    1650 SOUTH COLORADO BOULEVARD, SUITE 320
                             DENVER, COLORADO 80222
                                 (303) 782-7440
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   __________

                            GARY S. JUDD, PRESIDENT
                    1650 SOUTH COLORADO BOULEVARD, SUITE 320
                             DENVER, COLORADO 80222
                                 (303) 782-7440
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   __________

                                   COPIES TO:
REID A. GODBOLT, ESQ.                           THOMAS H. MAXFIELD, ESQ.
JONES & KELLER, P.C.                            BAKER & HOSTETLER
1625 BROADWAY, SUITE 1600                       303 EAST 17TH AVENUE, SUITE 1100
DENVER, COLORADO 80202                          DENVER, COLORADO 80203
(303) 573-1600                                  (303) 861-0600

                                   _________


         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

                                   _________
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         Pursuant to the undertakings included in Item 22 of Amendment No. 3 to this Form S-4 Registration Statement and as required by Item 512(a) of
Regulation S-K of the Securities Act of 1933, Vectra Banking Corporation hereby deregisters and removes from registration the following securities which remained unsold at the termination of the offering: (i) 1,291 shares of Vectra
Banking Corporation $100 Series A Convertible Preferred Stock, $.10 par value per share; (ii) 9,743 shares of Vectra Banking Corporation Common Stock, $.01 par value per share, underlying the $100 Series A Convertible Preferred Stock;
and (iii) 1,291 Vectra Banking Corporation Contingent Warrants.







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
                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, Colorado, on May 9, 1997.

                                           VECTRA BANKING CORPORATION

                                           By: /s/ Gary S. Judd
                                               -----------------------------
                                               Gary S. Judd, President

         Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

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
Signatures                                 Title                                     Date
----------                                 -----                                     ----
/s/ Gary S. Judd                           Director, President                       May 9, 1997
-----------------------------------        and Chief Executive Officer
Gary S. Judd                               (Principal Executive Officer)


                **                         Director                                  May 9, 1997
-----------------------------------
Richard B. Tucker by
Ray L. Nash, Attorney

                **                         Director                                  May 9, 1997
-----------------------------------
Robert Greene by
Ray L. Nash, Attorney

                  **                       Director                                  May 9, 1997
-----------------------------------
James L. Rumsey by
Ray L. Nash, Attorney

                   **                      Director                                  May 9, 1997
-----------------------------------
W. James Tozer, Jr. by
Ray L. Nash, Attorney

                    **                     Director                                  May 9, 1997
-----------------------------------
Mary Gittings Cronin by
Ray L. Nash, Attorney

                 **                        Director                                  May 9, 1997
-----------------------------------
Robert A. Silverberg by
Ray L. Nash, Attorney
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
                                           Director                          May 9, 1997
-----------------------------------
Gary A. Mosko


/s/ Ray L. Nash                            Principal Financial and           May 9, 1997
-----------------------------------        Accounting Officer
Ray L. Nash


/s/ Ray L. Nash                                                              May 9, 1997
-----------------------------------
**By: Ray L. Nash, Attorney
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